EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in (i) Registration Statement No. 33-19309 on Form S-8, (ii) Post Effective Amendment No. 1 to Registration Statement No. 33-19309 on Form S-8, and (iii) Post Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 of our report dated June 29, 2006, relating to the financial statements and supplemental schedule of Big Lots Savings Plan appearing in this Annual Report on Form 11-K of Big Lots Savings Plan for the year ended December 31, 2005.
Deloitte & Touche LLP
Dayton, Ohio
June 29, 2006